UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2009

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

As reported under Item 5.02, in conjunction with the resignation of Mr. Michael H. Callahan as Vice President, the Employment Agreement between Hecla Mining Company (the “Company”) and Mr. Callahan will terminate on January 15, 2009. No amounts are payable to Mr. Callahan as a result of the termination of such Employment Agreement.

Item 5.02  Departure, Election, or Appointment of Directors or Officers

On January 8, 2009, Mr. Michael H. Callahan notified the Company that he was resigning as Vice President, effective January 15, 2009. In connection with his departure, the Company will compensate him as part of a mutually agreed compensation package, as follows:

(i)	One-year’s salary in the amount of $205,000 to be paid in one lump sum.

(ii)	A one-time payment of $10,000.

(iii)

If targets are met by the Company, based on the Company’s Short-Term Performance Payment Plan for 2008 and approved by the Board of Directors, Mr. Callahan will receive a short-term bonus payout for 2008.

(iv)

Based on the Company’s Long-Term Incentive Plan for the three-year period 2006-2008, Mr. Callahan was credited with 1,260 performance units. Mr. Callahan will be credited with the full 36 months, any payout for which will not be determined and approved by the Board of Directors until February 2009. The value of each performance unit can range between $0 and $200, depending upon performance as determined by the Board of Directors.

(v)

Based on the Company’s Long-Term Incentive Plan for the three-year period 2007-2009, Mr. Callahan was credited with 1,300 performance units. Mr. Callahan will be credited with 24 months out of this 36-month period, any payout for which will not be determined and approved by the Board of Directors until the end of 2009. The value of each performance unit can range between $0 and $200, depending upon performance as determined by the Board of Directors.

(vi)

Based on the Company’s Long-Term Incentive Plan for the three-year period 2008-2010, Mr. Callahan was credited with 1,300 performance units. Mr. Callahan will be credited with 12 months out of this 36-month period, any payout for which will not be determined and approved by the Board of Directors until February 2010. The value of each performance unit can range between $0 and $200, depending upon performance as determined by the Board of Directors.

(vii)

Mr. Callahan holds a total of 130,248 vested, non-qualified stock options under the Company’s 1995 Stock Incentive Plan. Mr. Callahan has the right to exercise those stock options through April 15, 2009, at which time all remaining stock options will be terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 13, 2009

Hecla Mining Company

By:	/s/ Ronald W. Clayton
Ronald W. Clayton Senior Vice President